UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 12, 2010

Allstate Life Insurance Company

(Exact name of registrant as specified in charter)

Illinois	0-31248	36-2554642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.         Results of Operations and Financial Condition.

The registrant furnishes below its Consolidated Statements of Operations for the three years ended December 31, 2009, 2008 and 2007 and Consolidated Statements of Financial Position as of December 31, 2009 and 2008, prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and certain non-GAAP and operating measures:

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions)	Year Ended December 31,
	2009	2008	2007

Revenues
Premiums	$581	$585	$502
Contract charges	952	911	942
Net investment income	2,974	3,720	4,205
Realized capital gains and losses:
Total other-than-temporary impairment losses	(1,592)	(2,434)	(210)
Portion of loss recognized in other comprehensive income	316	--	--
Net other-than-temporary impairment losses recognized in earnings	(1,276)	(2,434)	(210)
Sales and other realized capital gains and losses	856	(618)	13
Total realized capital gains and losses	(420)	(3,052)	(197)
	4,087	2,164	5,452

Costs and expenses
Contract benefits	1,402	1,397	1,364
Interest credited to contractholder funds	2,076	2,356	2,628
Amortization of deferred policy acquisition costs	888	643	518
Operating costs and expenses	321	383	318
Restructuring and related charges	24	1	2
Interest expense	42	16	20
	4,753	4,796	4,850

Gain (loss) on disposition of operations	7	(4)	(10)

(Loss) income from operations before income tax (benefit) expense	(659)	(2,636)	592

Income tax (benefit) expense	(112)	(946)	180

Net (loss) income	$(547)	$(1,690)	$412

ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

($ in millions, except par value data)	December 31,
	2009	2008

Assets
Investments
Fixed income securities, at fair value (amortized cost $49,842 and $49,136)	$47,658	$42,446
Mortgage loans	7,780	10,012
Equity securities, at fair value (cost $159 and $106)	183	82
Limited partnership interests	1,028	1,187
Short-term, at fair value (amortized cost $1,669 and $3,855)	1,669	3,858
Policy loans	823	813
Other	1,076	1,374
Total investments	60,217	59,772

Cash	145	93
Deferred policy acquisition costs	3,664	6,701
Reinsurance recoverables	4,016	3,923
Accrued investment income	540	542
Deferred income taxes	203	1,382
Other assets	963	1,294
Separate Accounts	9,072	8,239
Total assets	$78,820	$81,946

Liabilities
Contractholder funds	$50,850	$56,780
Reserve for life-contingent contract benefits	12,256	12,256
Unearned premiums	30	32
Payable to affiliates, net	119	142
Other liabilities and accrued expenses	1,432	1,638
Surplus notes due to related parties	675	650
Separate Accounts	9,072	8,239
Total liabilities	74,434	79,737

Shareholder’s Equity
Redeemable preferred stock - series A, $100 par value, 1,500,000 shares authorized, none issued	--	--
Redeemable preferred stock - series B, $100 par value, 1,500,000 shares authorized, none issued	--	--
Common stock, $227 par value, 23,800 shares authorized and outstanding	5	5
Additional capital paid-in	3,189	2,475
Retained income	1,969	2,066
Accumulated other comprehensive loss:
Unrealized net capital gains and losses:
Unrealized net capital losses on fixed income securities with OTTI	(274)	--
Other unrealized net capital gains and losses	(1,146)	(4,362)
Unrealized adjustment to DAC, DSI and insurance reserves	643	2,025
Total unrealized net capital gains and losses	(777)	(2,337)

Total accumulated other comprehensive loss	(777)	(2,337)

Total shareholder’s equity	4,386	2,209

Total liabilities and shareholder’s equity	$78,820	$81,946

Definitions of Non-GAAP and Operating Measures

We believe that investors’ understanding of our performance is enhanced by our disclosure of the following non-GAAP and operating financial measures.  Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Operating income is net (loss) income, excluding:

•

realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with realized capital gains and losses but included in operating income,

•	amortization of deferred policy acquisition costs (“DAC”) and deferred sales inducements (“DSI”), to the extent they resulted from the recognition of certain realized capital gains and losses,
•	gain (loss) on disposition of operations, after-tax, and
•

adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years.

Net (loss) income is the GAAP measure that is most directly comparable to operating income.

We use operating income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses, gain (loss) on disposition of operations and adjustments for other significant non-recurring, infrequent or unusual items.  Realized capital gains and losses and gain (loss) on disposition of operations may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.  Consistent with our intent to protect results or earn additional income, operating income includes periodic settlements and accruals on certain derivative instruments that are reported in realized capital gains and losses because they do not qualify for hedge accounting or are not designated as hedges for accounting purposes.  These instruments are used for economic hedges and to replicate fixed income securities, and by including them in operating income, we are appropriately reflecting their trends in our performance and in a manner consistent with the economically hedged investments, product attributes (e.g. net investment income and interest credited to contractholder funds) or replicated investments.  Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.  Accordingly, operating income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business.  A byproduct of excluding these items to determine operating income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.  Operating income is used by management along with the other components of net (loss) income to assess our performance.  We use adjusted measures of operating income in incentive compensation.  Therefore, we believe it is useful for investors to evaluate net (loss) income, operating income and their components separately and in the aggregate when reviewing and evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance.  Operating income should not be considered as a substitute for net (loss) income and does not reflect the overall profitability of our business.

The following table reconciles operating income and net (loss) income.

($ in millions)	Year Ended December 31,
	2009	2008	2007
Operating income	$268	$419	$565

Realized capital gains and losses(1)	(420)	(3,052)	(197)
Income tax benefit	11	1,067	69
Realized capital gains and losses, after-tax	(409)	(1,985)	(128)
DAC and DSI (amortization) accretion relating to realized capital gains and losses, after-tax	(177)	385	12
DAC and DSI unlocking relating to realized capital gains and losses, after-tax	(224)	(274)	--
Non-recurring charge for DAC, after-tax (2)	--	(219)	--
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(9)	(13)	(29)
Gain (loss) on disposition of operations, after-tax	4	(3)	(8)

Net (loss) income	$(547)	$(1,690)	$412

(1)

Beginning in the fourth quarter of 2008, income from limited partnerships accounted for on the equity method of accounting (“EMA LP”) is reported in realized capital gains and losses. EMA LP income for periods prior to the fourth quarter of 2008 is reported in net investment income. The amount of EMA LP income included in net investment income was $14 million and $50 million in the nine months ended September 30, 2008 and twelve months ended December 31, 2007, respectively.

(2)

During the fourth quarter of 2008, for traditional life insurance and immediate annuities with life contingencies, an aggregate premium deficiency of $336 million, pre-tax ($219 million, after-tax) resulted primarily from an experience study indicating that the annuitants on certain life-contingent contracts are projected to live longer than we anticipated when the contracts were issued and, to a lesser degree, a reduction in the related investment portfolio yield. The deficiency was recorded through a reduction in DAC.

Operating income return on equity is a ratio that uses a non-GAAP measure.  It is calculated by dividing the rolling 12-month operating income by the average of shareholder’s equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses.  Return on equity is the most directly comparable GAAP measure.  We use operating income as the numerator for the same reasons we use operating income, as discussed above.  We use average shareholder’s equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of shareholder’s equity primarily attributable to the company’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process.  We use it to supplement our evaluation of net income and return on equity because it excludes the effect of items that tend to be highly variable from period to period.  We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with net income return on equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management.  In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends.  A byproduct of excluding the items noted above to determine operating income return on equity from return on equity is the transparency and understanding of their significance to return on equity variability and profitability while recognizing these or similar items may recur in subsequent periods.  Therefore, we believe it is useful for investors to have operating income return on equity and return on equity when evaluating our performance.  We note that investors, financial analysts, financial and business media organizations and rating agencies utilize operating income return on equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital.  Operating income return on equity should not be considered as a substitute for return on equity and does not reflect the overall profitability of our business.

The following table reconciles return on equity and operating income return on equity.

($ in millions)	For the twelve months ended December 31,
	2009	2008
Return on equity

Numerator:
Net loss	$(547)	$(1,690)

Denominator:
Beginning shareholder’s equity	2,209	4,763
Ending shareholder’s equity	4,386	2,209

Average shareholder’s equity	$3,298	$3,486

Return on equity	(16.6)%	(48.5)%

($ in millions)	For the twelve months ended December 31,

	2009	2008

Operating income return on equity
Numerator:
Operating income	$268	$419

Denominator:
Beginning shareholder’s equity	2,209	4,763
Unrealized net capital gains and losses	(2,337)	(84)
Adjusted beginning shareholder’s equity	4,546	4,847

Ending shareholder’s equity	4,386	2,209
Unrealized net capital gains and losses	(777)	(2,337)
Adjusted ending shareholder’s equity	5,163	4,546

Average adjusted shareholder’s equity	$4,855	$4,697

Operating income return on equity	5.5%	8.9%

Premiums and deposits is an operating measure that we use to analyze production trends for sales.  It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products, which we account for under GAAP as increases to liabilities rather than as revenue.

The following table illustrates where premiums and deposits are reflected in the consolidated financial statements.

($ in millions)	Year Ended December 31,
	2009	2008	2007
Total premiums and deposits	$3,934	$9,919	$8,602
Deposits to contractholder funds	(3,327)	(9,286)	(7,960)
Deposits to separate accounts	(110)	(129)	(136)
Change in unearned premiums and other adjustments	84	81	(4)
Premiums	$581	$585	$502

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By /s/ Samuel H. Pilch

Name:  Samuel H. Pilch

Title:    Group Vice President and Controller

Date: February 12, 2010